Exhibit 4.2

AMENDMENT NO. 1 TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Registration Rights Agreement (the “Original Agreement”), dated as of May 10, 2018, by and between Talos Energy Inc., a Delaware corporation (the “Company”), and each of the other parties set forth on the signature pages to the Original Agreement (the “Original Holders”), is entered into as of February 28, 2020, by and between the Company and each of the other parties set forth on the signature pages hereto. The Company and the other parties hereto are sometimes collectively referred to in this Amendment as the “Parties” and each is sometimes referred to herein as a “Party.” Capitalized terms used in this Amendment but not defined herein have the meanings assigned to such terms in the Original Agreement.

WHEREAS, the Company and the Original Holders entered into the Original Agreement on May 10, 2018, pursuant to which, among other things, the Company granted certain registration rights to the Original Holders;

WHEREAS, the Original Agreement may be amended by a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities, provided that no such amendment shall materially and adversely affect the rights of any Holder thereunder without the consent of such Holder; and

WHEREAS, in consideration of the mutual benefits to be derived from the Acquisitions (as defined herein) and this Amendment, the Company and the Parties hereto desire to enter into this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01. Definitions.

(a) Additional Definitions. The following terms are hereby added to the definitions included in Section 1.01 of the Original Agreement:

“Acquisitions” means the transactions contemplated by the (i) Purchase and Sale Agreement, dated as of December 10, 2019, as amended on February 24, 2020, by and among the Company, Talos Production and ILX Holdings, LLC, a Delaware limited liability company, (ii) Purchase and Sale Agreement, dated as of December 10, 2019, as amended on February 24, 2020, by and among the Company, Talos Production and ILX Holdings II, LLC, a Delaware limited liability company, (iii) Purchase and Sale Agreement, dated as of December 10, 2019, as amended on February 24, 2020, by and among the Company, Talos Production and ILX Holdings III LLC, a Delaware limited liability company and (iv) Purchase and Sale Agreement, dated as of December 10, 2019, as amended on February 24, 2020, by and among the Company, Talos Production and Castex Energy 2014, LLC, a Delaware limited liability company, collectively, including in each case the issuance of Series A Preferred Stock to any New Riverstone Entity as set forth in any such agreement, as amended.

“New Riverstone Entities” means ILX Holdings, LLC, a Delaware limited liability company, ILX Holdings II, LLC, a Delaware limited liability company, ILX Holdings III LLC, a Delaware limited liability company, Riverstone V Castex 2014 Holdings, L.P., a Delaware limited partnership, and REL US Partnership, LLC, a Delaware limited liability company.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Company, par value $0.01 per share.

“Talos Production” means Talos Production Inc., a Delaware corporation.

(b) Revised Definitions. The following terms defined in the Original Agreement are hereby replaced with the following:

“Agreement” means the Registration Rights Agreement, dated as of May 10, 2018, between the Company and each of the other Parties set forth on the signature pages thereto, as amended by the Amendment No. 1 to Registration Rights Agreement, dated as of February 28, 2020, and as further amended or otherwise modified from time to time.

“Registrable Securities” means (i) any Common Stock held by any of the Principal Holders and the Legacy Holders or any of their respective Affiliates as of May 10, 2018 (after giving effect to the consummation of the Transactions), (ii) any Common Stock issuable with respect to any Series A Preferred Stock held by any of the New Riverstone Entities as of February 28, 2020 that was issued in connection with the consummation of any of the Acquisitions, (iii) any Common Stock of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization and (iv) any Series A Preferred Stock held by any of the New Riverstone Entities as of February 28, 2020 that was issued in connection with the consummation of any of the Acquisitions, which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof. For the avoidance of doubt, any Person that is (or whose Registrable Securities are) managed by a Legacy Holder or by the same investment manager as a Legacy Holder shall be considered an Affiliate of such Legacy Holder for purposes of the definition of “Registrable Securities” in this Agreement.

“Riverstone Entities” means, collectively, Riverstone Talos Energy Equityco LLC, a Delaware limited liability company, Riverstone Talos Energy Debtco LLC, a Delaware limited liability company, Riverstone V FT Corp Holdings, L.P., a Delaware limited partnership, and the New Riverstone Entities.

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Section 1.02. Registrable Securities. The following sentence is hereby added to the end of Section 1.02 of the Original Agreement:

“For purposes of calculating any amount or percentage of Registrable Securities pursuant to this Agreement, the term Registrable Securities shall include only the Registrable Securities contemplated by clauses (i), (ii) and (iii) of the definition of Registrable Securities included in Section 1.01 of this Agreement; provided, however, that for purposes of calculating any amount or percentage of Registrable Securities “then outstanding,” such calculation shall give effect to the issuance of Common Stock upon conversion of the shares of Series A Preferred Stock as if all shares of Series A Preferred Stock had been converted to Common Stock immediately prior to such calculation.”

Section 1.03. Registration Rights.

(a) Section 2.01 of the Original Agreement is hereby replaced in its entirety as follows:

“Section 2.01. Demand Registration. Upon the written request (a “Notice”) by a Principal Holder, Legacy Holder or any other Holder owning or controlling at least five percent (5%) of the then outstanding Registrable Securities (subject to adjustment pursuant to Section 3.04), the Company shall file with the Commission, as soon as reasonably practicable, but in no event more than 30 days following the receipt of the Notice, a registration statement (each, a “Registration Statement”) under the Securities Act providing for the resale of the Registrable Securities (which may, at the option of the Holders giving such Notice, be a registration statement under the Securities Act that provides for the resale of the Registrable Securities pursuant to Rule 415 from time to time by the Holders (a “Shelf Registration Statement”)). The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the initial filing of the Registration Statement. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. To the extent the initial Registration Statement is not made on Form S-3, the Company shall, upon becoming eligible to file a registration statement on Form S-3, prepare and file a new Registration Statement on Form S-3 to replace the initial Registration Statement and use its best efforts to cause such subsequent Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. The Company shall use its commercially reasonable efforts to cause each Registration Statement filed pursuant to this Section 2.01 to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). Each Registration Statement when effective (and the documents incorporated therein by reference) shall comply as to form in all material respects with all applicable requirements of the Securities Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Holder shall be limited to two demand registrations under this Section 2.01 in any twelve-month period (provided, however, that there shall be no limit on the number of Shelf Registration Statements that may be required by the Holders hereunder), and the Company shall not be obligated to file more than one Registration Statement within 120 days after the effective date of any Registration Statement filed by the Company.”

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(b) Section 2.11 of the Original Agreement is hereby replaced in its entirety as follows:

“Section 2.11.Restrictions on Public Sale by Holders of Registrable Securities. Each Holder agrees to enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of the Registrable Securities during the 90 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other stockholder of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.11 shall not apply to (x) any Holder who does not have the right to participate in an Underwritten Offering pursuant to Section 2.03 (or any Holder who has irrevocably waived its right to participate in, or receive notice of, such an Underwritten Offering prior to any notice of such an Underwritten Offering), (y) any Holder whose Registrable Securities are not included in an Underwritten Offering after such Holder makes a request to participate in such Underwritten Offering in accordance with the terms of Section 2.03(b) and (z) any Registrable Securities that are included in such Underwritten Offering by such Holder.”

Section 1.04. Miscellaneous. Section 3.01(f) of the Original Agreement is hereby replaced in its entirety as follows:

“(d) if to MacKay:

c/o MacKay Shields LLC.

1345 Avenue of the Americas

New York, NY 10105

Attn: Dohyun Cha (except for notices pursuant to Section 2.03)

Dohyun.cha@mackayshields.com

with a copy to:

Attn: Young Lee

Young.lee@mackayshields.com”

ARTICLE II

MISCELLANEOUS

Section 2.01. Amendment. No amendment of this Amendment shall be valid unless such amendment is made in accordance with Section 3.11 of the Original Agreement.

Section 2.02. Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. The delivery of an executed counterpart copy of this Amendment by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 2.03. Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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Section 2.04. Governing Law. The laws of the State of New York shall govern this Amendment.

Section 2.05. Severability of Provisions. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 2.06. Effect of the Amendment. Except as amended by this Amendment, all other terms of the Original Agreement shall continue in full force and effect and remain unchanged and are hereby confirmed in all respects by each Party.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties hereto execute this Amendment, effective as of the date first above written.

TALOS ENERGY INC.

By:	/s/ Timothy S. Duncan
Name:	Timothy S. Duncan
Title:	President and Chief Executive Officer

SIGNATURE PAGE

TO

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

AP TALOS ENERGY LLC
a Delaware limited liability company

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

AP TALOS ENERGY DEBTCO LLC
a Delaware limited liability company

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

SIGNATURE PAGE

TO

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

RIVERSTONE TALOS ENERGY EQUITYCO LLC
a Delaware limited liability company

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

RIVERSTONE TALOS ENERGY DEBTCO LLC
a Delaware limited liability company

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

RIVERSTONE V FT CORP HOLDINGS, L.P.
a Delaware limited partnership

By:	Riverstone Energy Partners V, L.P.,
its general partner

By:	Riverstone Energy GP V, LLC
its general partner

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

SIGNATURE PAGE

TO

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

MACKAY SHIELDS LLC, as investment manager on behalf of certain of its clients

By:	/s/ Young Lee
Name:	Young Lee
Title:	Senior Managing Director

SIGNATURE PAGE

TO

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

ILX HOLDINGS, LLC
a Delaware limited liability company

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

ILX HOLDINGS II, LLC
a Delaware limited liability company

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Managing Director

ILX HOLDINGS III LLC
a Delaware limited liability company

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Managing Director

RIVERSTONE V CASTEX 2014 HOLDINGS, L.P., a Delaware limited partnership

By: RIVERSTONE V REL HOLDINGS GP, LLC, its general partner

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

REL US PARTNERSHIP, LLC
a Delaware limited liability company

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

SIGNATURE PAGE

TO

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT